Exhibit (a)(1)(vi)

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Welcome!
You have one or more outstanding option grants that are eligible to be exchanged under the Arcutis Biotherapeutics, Inc. Exchange Offer. Under the Exchange Offer Program, you have the opportunity to exchange your underwater options for a smaller number of new Restricted Stock Units (RSUs) through the end of the current exchange offer period (2/12/2024 at 8:59pm PT / 11:59pm ET). A summary of your current options that are eligible are shown below. Options you have selected to exchange already have been highlighted. Click one of the links to get started:

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		MY OPTIONS

	Grant Number	Options Outstanding*	Exchange Available?
	2020EIP__0155	2,900	Exchange for New RSU
	2020EIP__0017	3,000	Exchange for New RSU
	2020EIP__0481	1,800	Exchange for New RSU
	*Note that these values are rounded for display purposes. The actual underlying value may differ.

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The election period closes on 2/12/2024. You have 34 days left to make an election.

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My Eligible Options
The options below are available for exchange. Using the dropdowns on the right, please elect to exchange your options for new RSUs or leave as-is. Options you have selected to exchange already during this exchange offer period have been highlighted.

Existing Awards						Exchange Awards			Exchange Decision
Grant Number	Grant Type	Exercise Price	Grant Date	Options Outstanding*	Exchange Ratio	Grant Type	New RSUs Granted*	New Vesting Schedule	Exchange?

2020EIP__0017	ISO	$27.61	2/27/2020	3,000	3 to 1	RSU	1,000	1 Year Quarterly	Do Not Exchange	Ú

2020EIP__0155	ISO	$32.44	3/3/2021	2,900	3 to 1	RSU	967	2 Year Quarterly	Do Not Exchange	Ú

2020EIP__0481	ISO	$17.67	3/3/2022	1,800	2 to 1	RSU	900	2 Year Quarterly	Do Not Exchange	Ú

*Note that these values are rounded for display purposes. The actual underlying value may differ.

					CONFIRM AND SUBMIT

Please confirm your elections. You may change your elections until the exchange offer period closes on 2/12/2024.
								X

Exchanges
You have elected to exchange the following options:

Existing Awards						Exchange Awards
Grant Number	Grant Type	Exercise Price	Grant Date	Options Outstanding*	Exchange Ratio	Grant Type	New RSUs Granted*	New Vesting Schedule
2020EIP__0017	ISO	$27.61	2/27/2020	3,000	3 to 1	RSU	1,000	1 Year Quarterly
2020EIP__0481	ISO	$17.67	3/3/2022	1,800	2 to 1	RSU	900	2 Year Quarterly

No Change
You have elected not to exchange the following options:

Grant Number	Grant Type	Exercise Price	Grant Date	Options Outstanding*
2020EIP__0155	ISO	$32.44	3/3/2021	2,900

*Note that these values are rounded for display purposes. The actual underlying value may differ.

							CONFIRM & SUBMIT